                                                Filed pursuant to Rule 424(b)(3)
                                             Registration Statement No. 33-61601


          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED DECEMBER 7, 1995


                                 $125,000,000
                             BanPonce Corporation
               6 3/4% Subordinated Notes due December 15, 2005



        The figures appearing as "Nonperforming assets as a percentage of period-end loans and loans held-for-sale" contained in the financial information under the heading "Summary Financial Data" on page S-3 of the Prospectus Supplement dated December 7, 1995 should read as follows:



                                                                  At or for the
                                                                Nine Months Ended
                                                                   September 30,              Year Ended December 31,
                                                               ---------------------     -----------------------------------
                                                                 1995        1994          1994        1993          1992
                                                               ---------   ---------     ---------   ---------    ----------
                                                                    (Unaudited)
Nonperforming assets as a percentage of
  period-end loans and loans held-for-sale . . . . . . . .      1.84%        1.57%         1.38%       1.75%         2.52%



December 11, 1995